                                                                    EXHIBIT 23.6


                    CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Board of Directors
Georgia Pacific Corporation
133 Peachtree Street N.E.
Atlanta, GA 30348-5605

Members of the Board:


    We hereby consent to the use in Amendment No. 1 to the Registration Statement of Plum Creek Timber Company, Inc., ("Plum Creek") on Form S-4 and in the Proxy Statement/Prospectus of Plum Creek and Georgia-Pacific Corporation, which is part of the Registration Statement, of our opinion dated June 12, 2001 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "Summary", "The Mergers--Background of the Mergers," "The Mergers--Recommendation of Georgia-Pacific's Board of Directors; Georgia-Pacific's Reasons for the Mergers" and "The Mergers--Opinion of Financial Advisor to Georgia-Pacific". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:            /s/ CATHY J. LEONHARDT
                                                            -----------------------------------------
                                                                        Cathy J. Leonhardt
                                                                          VICE PRESIDENT



New York, NY
June 21, 2001